Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 of Oxford Lane Capital Corp. of our report dated May 16, 2024, relating to the financial statements, which appears in Oxford Lane Capital Corp.’s Annual Report on Form N-CSR for the year ended March 31, 2024. We also consent to the references to us under the headings “Senior Securities”, “Experts” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 16, 2024